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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of NCO Group, Inc. on Form S-4 of our report dated October 28, 1998, on our audits of the financial statements and financial statement schedules of Medaphis Services Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995. We also consent to the references to our firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
February 25, 1999